UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.         )

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CELATOR PHARMACEUTICALS, INC.

(Name of Registrant As Specified In Its Charter)

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Preliminary Copy

CELATOR PHARMACEUTICALS, INC.

303B College Road East,

Princeton, New Jersey 08540

NOTICE OF WRITTEN CONSENT OF STOCKHOLDERS

To the Stockholders of Celator Pharmaceuticals, Inc.:

NOTICE IS HEREBY GIVEN that the following actions were taken pursuant to written consent of a majority of our stockholders dated April     , 2013, in lieu of a special meeting of stockholders. The following actions will be effective on or about May     , 2013:

1.	An amendment to our Third Amended and Restated Certificate of Incorporation to require that all actions required or permitted to be taken by our stockholders be taken at a meeting of stockholders and not by written consent;

2.	The adoption of the Celator Pharmaceuticals, Inc. 2013 Equity Incentive Plan; and

3.	The adoption of the Celator Pharmaceuticals, Inc. 2013 Employee Stock Purchase Plan.

This Notice and the attached Information Statement are being circulated to advise the stockholders of certain actions already approved by written consent of the stockholders who collectively hold a majority of the voting power of our common stock. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be effective until 20 days after the date this Information Statement is mailed to the stockholders. Therefore, this Notice and the attached Information Statement are being sent to you for informational purposes only.

By Order of the Board of Directors

Scott T. Jackson
Chief Executive Officer

April     , 2013

CELATOR PHARMACEUTICALS, INC.

INFORMATION STATEMENT

Unless otherwise noted, references to “Celator,” the “Company,” “we,” “our,” or “us” mean Celator Pharmaceuticals, Inc., a Delaware corporation. Our principal executive offices are located at 303B College Road East, Princeton, New Jersey 08540; telephone: (609) 243-0123.

WE ARE NOT ASKING FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

We are furnishing this Information Statement in connection with action taken by stockholders holding a majority of the outstanding shares of our common stock. On April 12, 2013, our board of directors adopted resolutions proposing and declaring advisable the following actions:

•

an amendment (the “Amendment”) to our Third Amended and Restated Certificate of Incorporation to require that all actions required or permitted to be taken by our stockholders be taken at a meeting of stockholders and not by written consent;

•	the adoption of the Celator Pharmaceuticals, Inc. 2013 Equity Incentive Plan (our “2013 Equity Plan”); and

•	the adoption of the Celator Pharmaceuticals, Inc. 2013 Employee Stock Purchase Plan (our “2013 Purchase Plan”).

Our board of directors also recommended submitting the Amendment, our 2013 Equity Plan and our 2013 Purchase Plan to our stockholders of record on April 15, 2013 for their approval.

There will not be a meeting of stockholders and none is required under Delaware General Corporation Law, or the DGCL, because these actions have been approved by written consent of the holders of a majority of the outstanding shares of our common stock.

This Information Statement is being mailed to the holders of our common stock on or about April 30, 2013.

We prepared and distributed this Information Statement.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director or executive officer or any associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the Amendment that is not shared by all other stockholders pro-rata, and in accordance with their respective interests. As determined by our board of directors or the compensation committee of our board of directors, our executive officers and directors will be eligible to receive awards and grants under our 2013 Equity Plan and our officers will be eligible to participate in our 2013 Purchase Plan.

VOTING AND VOTE REQUIRED

We are not seeking a consent, authorization or proxy from you. Section 228 of the DGCL permits the stockholders of a Delaware corporation to take action without a meeting upon the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, unless otherwise provided in the corporation’s certificate of incorporation. Approval by the holders of at least a majority of the outstanding shares of our common stock was required to approve the Amendment, our 2013 Equity Plan and our 2013 Purchase Plan.

As of the close of business on April 15, 2013, the record date for the determination of stockholders entitled to vote or execute a written consent on these matters, we had outstanding 13,673,160 shares of common stock, par value $.001 per share. Each holder of our common stock on that date was entitled to cast one vote for each share of common stock registered in the holder’s name.

By written consent dated April     , 2013, as permitted by Section 228 of the DGCL, stockholders of record on April 15, 2013, representing a majority of our issued and outstanding shares of common stock, approved the Amendment, our 2013 Equity Plan and our 2013 Purchase Plan. We are mailing this Information Statement to all stockholders of record on April 15, 2013, including those stockholders who did not execute a consent.

The Amendment will become effective upon the filing of a certificate of amendment of our Third Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware. We expect to file the certificate of amendment 20 days after this Information Statement is mailed or as soon as reasonably practicable after the 20th day. A copy of the Amendment is attached to this Information Statement as Exhibit A. Our 2013 Equity Plan and our 2013 Purchase Plan will each be deemed adopted 20 days after this Information Statement is mailed. Copies of our 2013 Equity Plan and our 2013 Purchase Plan are attached to this Information Statement as Exhibit B and Exhibit C, respectively.

NOTICE PURSUANT TO SECTION 228

Pursuant to Section 228 of the DGCL, we are required to provide prompt notice of the taking of corporate action by written consent to our stockholders who have not consented in writing to such action. Exhibit D to this Information Statement serves as the notice required by Section 228 of the DGCL.

AMENDMENT TO THE CERTIFICATE OF INCORPORATION

TO REQUIRE STOCKHOLDER ACTION TO BE TAKEN

AT A MEETING OF STOCKHOLDERS

On April 12, 2013, our board of directors adopted, subject to stockholder approval, the Amendment to require that all actions required or permitted to be taken by our stockholders be taken at a meeting of stockholders and not by written consent.

Under Delaware law, unless prohibited by a Delaware corporation’s certificate of incorporation, any action required or permitted to be taken by the corporation’s stockholders may be taken without a meeting if a written consent setting forth the action to be taken is signed by the holders of shares of outstanding stock having the minimum number of votes that would be necessary to authorize such action if it were taken at a meeting of stockholders at which all shares entitled to vote thereon were present and voted. The Amendment will amend our Third Amended and Restated Certificate of Incorporation to require that all actions required or permitted to be taken by our stockholders be taken at a meeting of stockholders and not by written consent.

Stockholders should note that our by-laws were recently amended to allow special meetings of stockholders to be called only by a majority vote of our board of directors or by our Chairman of the Board or our Chief Executive Officer. As a result, when the Amendment becomes effective, stockholder action may be taken only at an annual meeting of stockholders or special meeting of stockholders called by our board of directors, our Chairman of the Board or our Chief Executive Officer.

Purpose of the Amendment

Proposals for stockholder action typically involve important issues to all stockholders relating to us and our future. Consequently, our board of directors believes that such proposals should be considered at a special or annual meeting of stockholders, following notice to all stockholders given not fewer than ten nor more than 60 days before the date as provided in our by-laws, where the issues can be discussed by all interested persons. The Amendment is designed to achieve this result by requiring all actions taken by our stockholders be considered at a meeting of stockholders. The notice provisions of our by-laws provide our board of directors with the opportunity to inform stockholders of a proposed action, together with our board or directors’ recommendation or position with respect to a proposed stockholder action, thereby enabling stockholders to better determine whether they wish to attend the stockholder meeting or grant a proxy to our board of directors in connection with the disposition of any such business.

Our board of directors approved the Amendment because our directors believe the Amendment is in the best interest of all stockholders from a corporate governance perspective. Matters that are sufficiently important to require stockholder approval should be communicated in advance, so that they can be considered and voted upon by all stockholders based on appropriate and timely disclosure. Stockholder action without a meeting would allow a group of stockholders to take action by written consent without prior communication to all stockholders of the proposed action or the reasons for the action. In that regard, stockholders who do not have the opportunity to participate in the process would be disenfranchised. Requiring that all stockholder business be acted upon at a meeting of stockholders is a more democratic and open process, ensuring that information presented to stockholders to obtain their approval is accurate and complete.

Our by-laws require any stockholder who wishes to present a matter for action at a meeting of stockholders provide advance notice to us of the matter, as well as relevant information about the interest of the proponents of such actions. This advance notice provision provides our board of directors with the opportunity to consider stockholder proposals carefully, so that our board of directors may make appropriate recommendations to stockholders regarding the proposals.

The Amendment may be perceived as limiting stockholders’ ability to take actions because any stockholder or group of stockholders would have to wait until the annual meeting of stockholders to seek approval for such action. The Amendment may also be perceived as discouraging future attempts to acquire control of us even though a majority of stockholders may believe it is in their best interests.

Potential Anti-Takeover Impact

The proposed Amendment may have the effect of discouraging persons from initiating hostile attempts to acquire us. The Amendment protects us from the use of a written consent by a person, group or entity who has accumulated, or who has solicited consents from, the holders of a majority of our shares and who seeks to affect the makeup of our board of directors or who seeks to pass resolutions that might be counter to the interests of our remaining stockholders. Elimination of the ability to act by written consent may lengthen the amount of time required to take stockholder actions. Without the ability to act by written consent, a holder or group of holders controlling, or who has solicited consents from, a majority in interest of our common stock will not be able to amend our by-laws or remove directors until a meeting of stockholders is held. While the Amendment ultimately would not prevent an insurgent stockholder from effecting certain takeover measures, it does ensure that such actions will not occur without a regular or special meeting of stockholders and thus without advance notice.

APPROVAL OF OUR 2013 EQUITY PLAN

Description of Our 2013 Equity Plan

The essential features of our 2013 Equity Plan are outlined below. The following description is not complete and is qualified by reference to the full text of our 2013 Equity Plan, which is appended to this Information Statement as Exhibit B.

Purpose

Our board of directors adopted our 2013 Equity Plan on April 12, 2013, subject to stockholder approval of our 2013 Equity Plan. The objective of our 2013 Equity Plan is to provide an incentive to designated employees, certain consultants and advisors (as defined and interpreted for purposes of Form S-8 under the Securities Act of 1933) who perform services for us and non-employee directors to contribute to our growth by continuing to align the interests of participants with the interests of our stockholders.

Grants

Our 2013 Equity Plan will permit the granting of incentive stock options, nonqualified stock options, stock awards, stock units, stock appreciation rights (“SARs”) and other equity-based awards (collectively, “grants”). Although all employees and all of the employees of our subsidiaries are eligible to receive grants under our 2013 Equity Plan, the grant to any particular employee is subject to the discretion of our board of directors and its compensation committee.

The maximum number of shares of our common stock that we may issue under our Plan may not exceed 2,460,546 shares, all of which may be granted as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The number of shares of our common stock that will be subject to grants made under our 2013 Equity Plan will be increased annually on January 1 of each year commencing January 1, 2014, until the expiration of our 2013 Equity Plan by a number equal to the lesser of (i) 2,000,000 shares of our common stock, (ii) 4% of the shares of our capital stock outstanding on such date, calculated on a common-equivalent basis, or (iii) an amount determined by our board of directors. If a grant expires or terminates for any reason before it is fully vested or exercised, or if any grant is forfeited, we may again make the number of shares subject to that grant that the participant has not purchased or that has not vested subject to another grant under our Plan.

We will make appropriate adjustments to outstanding grants and to the number or kind of shares subject to our 2013 Equity Plan in the event of a stock split, reverse stock split, stock dividend, share combination or reclassification and certain other types of corporate transactions, including a merger or a sale of all or substantially all of our assets. The maximum number of shares of our common stock that may be subject to grants made under our Plan to any individual in any calendar year may not exceed 1,500,000 shares.

Administration

Our board of directors or a board committee comprised of members of our board of directors who are “outside directors” under Section 162(m) of the Code, “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and “independent directors” as defined under the rules of the NASDAQ Stock Market will administer our 2013 Equity Plan. Our board of directors has delegated administration of the 2013 Equity Plan to the compensation committee of our board of directors. Our compensation committee, will:

•	determine the individuals to whom grants will be made and the type, amount of shares and terms of each grant;

•

determine the exercise price for the purchase of shares of our common stock subject to options which exercise price may not be less than 100% of the fair market value, as defined below, of our common stock;

•	determine whether the options are incentive stock options or nonqualified options;

•	interpret the provisions of our 2013 Equity Plan and decide all questions of fact arising in the application of our 2013 Equity Plan; and

•	make all other determinations necessary or advisable for the administration of our 2013 Equity Plan.

The term “fair market value” under our 2013 Equity Plan means, if our common stock is publicly traded on a national securities exchange, (i) the last report sale price of our common stock on the relevant date or if there were no trades on that date, the latest preceding date upon which a sale was reported or (ii) if our common stock is not principally traded on a national securities exchange, the mean between the last reported “bid” and “asked” prices of our common stock on the relevant date, as reported on the national securities exchange or, if not so reported, as reported by the over-the-counter quotation system on which our common stock is then quoted or as reported in a customary financial reporting services, as applicable and as our compensation committee determines. If our common stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations, the fair market value per share will be as determined by our board of directors.

Grant Instruments

All grants will be subject to the terms and conditions set forth in our 2013 Equity Plan and to such other terms and conditions consistent with our 2013 Equity Plan as our compensation committee deems appropriate and as are specified in writing by our compensation committee to the individual in a grant instrument or an amendment to the grant instrument. All grants will be made conditional upon the acknowledgement of the grantee in writing or by acceptance of the grant, that all decisions and determinations of our compensation committee will be final and binding on the grantee, his or her beneficiaries and any other person having or claiming an interest under such grant. Grants need not be uniform as among the grantees.

Terms and Conditions of Grants

The grant instrument will state the number of shares subject to the grant and the other terms and conditions of the grant, consistent with the requirements of our 2013 Equity Plan. The purchase price per share subject to an option (or the exercise price per share in the case of a SAR) must equal at least the fair market value of a share of the Company’s common stock on the date of grant. The purchase price of any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of our capital stock or any of our parent or subsidiary corporations, referred to as a 10% Stockholder, must be at least 110% of the fair market value of a share of our common stock on the date of grant. The term of any award under our 2013 Equity Plan may not be for more than ten years or five years in the case of an incentive stock option awarded to any 10% Stockholder. To the extent that the aggregate fair market value of shares of our common stock subject to options designated as incentive stock options that become exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess options will be treated as nonqualified stock options.

Generally, an option’s purchase price may be paid in cash, by check, or in cash equivalent, by tender of shares of the Company’s common stock owned by the optionee having a fair market value not less than the exercise price, or by any lawful method approved by our compensation committee or by any combination of these. Our compensation committee may nevertheless restrict the forms of payment permitted in connection with any option grant.

Our compensation committee will specify when options granted will become exercisable and vested. Shares subject to options generally vest and become exercisable in installments, subject to the optionee’s continued employment or service or achievement of specified milestones.

Stock awards consist of a specified number of shares of common stock subject to such terms, conditions and transfer restrictions based on performance standards, periods of service, retention by the participant of a specified number of shares of common stock or other criteria. Awards of stock units give participants a right to receive shares of common stock in the future subject to such terms, conditions and restrictions as established by the grant. Stock units will be settled for common stock, cash or a combination of both as soon as practicable after our compensation committee determines that the terms and conditions of the stock unit has been satisfied (or at a later date if the distribution has been deferred).

Other stock-based awards such as stock purchase rights (with or without loans to participants by the Company), awards of common stock or awards valued in whole or in part by reference to common stock or dividends on common stock may be granted either alone or in addition to other awards under our 2013 Equity Plan. If specified in the grant instrument, the recipient of a stock-based award may be entitled to receive, currently or on a deferred basis, interest, dividends or dividend equivalents with respect to the common stock or other securities covered by the award.

Transferability

Only the grantee may exercise rights under a grant during the grantee’s lifetime. A grantee may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) with respect to grants other than incentive stock options, if permitted in any specific case by our compensation committee, pursuant to a domestic relations order or otherwise as permitted by our compensation committee. Our compensation committee may provide in a grant instrument that a grantee may transfer a nonqualified stock option to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws, according to such terms as our compensation committee may determine.

Change in Control

Unless otherwise provided in the applicable award agreement, effective upon a change in control, as defined in our 2013 Equity Plan, all options and SARs outstanding on the date of such change in control will become immediately and fully exercisable. Unless otherwise provided in the applicable award agreement, effective upon a change in control, all restrictions applicable to stock awards and stock units and other equity awards will become fully vested and will be payable on terms our compensation committee determines. In the event of a change of control, our compensation committee may take any of the following actions with respect to any or all outstanding grants: our compensation committee may (i) determine that all outstanding options and SARs that are not exercised will be assumed by, or replaced with comparable options by the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding grants that remain in effect after the change of control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation), (ii) require that grantees surrender their outstanding options and SARs in exchange for one or more payments, in cash or stock as determined by our compensation committee, in an amount, if any, equal to the amount by which the then fair market value of the shares of our common stock subject to the grantee’s unexercised options and SARs exceeds the exercise price or base amount of the options and SARs, on such terms as our compensation committee determines, or (iii) after giving grantees an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as our compensation committee deems appropriate. Such assumption, surrender or termination will take place as of the date of the change of control or such other date as our compensation committee may specify.

Other Agreements

Our compensation committee may require that a grantee execute a stockholders agreement and/or voting agreement, in each case, with terms our compensation committee deems appropriate, with respect to any common stock issued or transferred pursuant to our 2013 Equity Plan. A grantee will also be subject to lock-up periods and market standoff periods as we or any representative of underwriters in connection with any underwritten offering of our securities under the Securities Act of 1933 determines and will be required to enter into a separate written agreement to such effect and substance as requested by us or such representative.

Amendment and Termination

Our 2013 Equity Plan will remain in effect until the tenth anniversary of its effective date, unless it is terminated earlier by our board of directors. Our board of directors may amend, suspend or terminate our 2013 Equity Plan or any portion thereof at any time provided that

•

to the extent required by section 162(m) of the Code, no grant that is intended to comply with section 162(m) after the date of such amendment becomes exercisable, realizable or vested, as applicable to such grant, unless and until our stockholders approve such amendment in the manner required by section 162(m); and

•

if shares of our common stock are listed on a national securities exchange, no amendment that would require stockholder approval under the rules of the exchange may be made effective unless and until our stockholders approve such amendment.

If at any time the approval of our stockholders is required as to any other modification or amendment under section 422 of the Code or any successor provision with respect to incentive stock options, our board of directors may not effect such modification or amendment without such approval.

In all other respects, our board of directors may amend, modify, suspend or terminate our 2013 Equity Plan, except that our board of directors may not make any modification, amendment or termination to our 2013 Equity Plan, without the consent of a grantee, if such modification, amendment or termination would adversely affect the rights of the grantee under an outstanding grant.

Federal Income Tax Consequences

The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in our 2013 Equity Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options. The grant of an incentive stock option under our 2013 Equity Plan will not result in any federal income tax consequences to the optionee or us. An optionee recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and we receive no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the optionee has held the shares of common stock. If the optionee does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the optionee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the purchase price. We are not entitled to any deduction under these circumstances.

If the optionee fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the purchase price or (ii) the difference between the fair market value of the stock on the exercise date and the purchase price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. In the year of the disqualifying disposition, we are entitled to a deduction equal to the amount of ordinary income recognized by the optionee, subject to possible limitations imposed by Section 162(m) of the Code and as long as the optionee’s total compensation is deemed reasonable in amount.

The “spread” under an incentive stock option, i.e., the difference between the fair market value of the shares at the time of exercise and the purchase price, is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If an optionee’s alternative minimum tax liability exceeds such optionee’s regular income tax liability, the optionee will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the optionee must sell the shares within the same calendar year in which the incentive stock options are exercised. However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.

In the event an incentive stock option is amended, such option may be considered deferred compensation and subject to the rules of Section 409A of the Code. An option subject to Section 409A of the Code that fails to comply with the rules of Section 409A can result in the acceleration of income recognition, a 20% additional tax obligation, plus penalties and interest. In addition, the amendment of an incentive stock option may convert the option from an incentive stock option to a nonqualified stock option.

Nonqualified Stock Option. The grant of a nonqualified stock option under our 2013 Equity Plan will not result in any federal income tax consequences to the optionee or us. Upon exercise of a nonqualified stock option, the optionee is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option purchase price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the income recognized by the optionee, subject to possible limitations imposed by Section 162(m) of the Code and as long as we withhold the appropriate taxes with respect to such income (if required) and the optionee’s total compensation is deemed reasonable in amount. Any gain or loss on the optionee’s subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. We will not receive a tax deduction for any such gain.

In the event a nonqualified stock option is amended, such option may be considered deferred compensation and subject to the rules of Section 409A of the Code, which provide rules regarding the timing of payment of deferred compensation. An option subject to Section 409A of the Code which fails to comply with the rules of Section 409A may result in the acceleration of income recognition, a 20% additional tax obligation, plus penalties and interest.

Stock Awards. The grant of a stock award will subject the recipient to ordinary compensation income on the difference between the amount paid (if any) for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and as long as we withhold the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount. Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. We will not receive a tax deduction for any such gain.

Recipients of stock awards may make an election under Section 83(b) of the Code (a “Section 83(b) Election”) to recognize as ordinary compensation income in the year that such stock awards are granted, the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. A Section 83(b) Election must be made within 30 days from the time the stock awards are issued.

Stock Units. Recipients of stock units generally should not recognize income until such units are converted into cash or shares of stock. Upon conversion, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such conversion. Recipients who are employees generally will be subject to withholding for federal income tax purposes upon conversion of the stock units and withholding for employment tax purposes when the stock units vest. Participants will recognize gain upon the disposition of any shares received upon conversion of the stock units equal to the excess of the amount realized on such disposition over the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. We will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and as long as we withhold the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount.

Stock units also can be considered nonqualified deferred compensation and subject to Section 409A of the Code. A grant of stock unit that does not meet the requirements of Section 409A of the Code will result in the acceleration of income recognition, a 20% additional tax obligation, plus penalties and interest.

SARs. Recipients of SARs generally should not recognize income until a SAR is exercised (assuming there is no ceiling on the value of the right). Upon exercise, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such exercise. Recipients who are employees generally will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon exercise of a SAR. Recipients will recognize gain upon the disposition of any shares received on exercise of a SAR equal to the excess of the amount realized on such disposition over the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. We will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and as long as we withhold the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount.

In the event a SAR is amended, such SAR may be considered deferred compensation and subject to the rules of Section 409A of the Code, which provide rules regarding the timing of payment of deferred compensation. A SAR subject to Section 409A of the Code that fails to comply with the rules of Section 409A may result in the acceleration of income recognition, a 20% additional tax obligation, plus penalties and interest.

Other equity awards. Recipients of unrestricted stock will recognize ordinary income equal to the difference between the amount paid for such unrestricted stock and the fair market value of the unrestricted stock on the grant date. This income is subject to withholding for federal income and employment tax purposes. Any gain or loss on the recipient’s subsequent disposition of the shares receives long or short-term capital gain or loss treatment depending on how long the stock has been held since the date such unrestricted stock was granted. We will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and as long as we withhold the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount.

Dividends and dividend equivalents. Recipients of awards that earn dividends or dividend equivalents recognize ordinary income on any dividend payments received with respect to unvested and/or unexercised shares subject to such awards, which income is subject to withholding for federal income and employment tax purposes.

Tax Withholding

We have the right to require the recipient of any grant to pay to us an amount necessary to satisfy our federal, state and local tax withholding obligations with respect to a grant to that recipient. We may withhold an amount necessary to satisfy these amounts from other amounts we would otherwise pay to the recipient.

Plan Benefits

Our compensation committee will make future awards at its discretion, and we therefore cannot determine the number of options and other awards that may be awarded in the future to eligible participants (including our executive officers, directors, our executive officers as a group or all of our employees as a group, excluding executive officers).

APPROVAL OF OUR 2013 PURCHASE PLAN

Description of Our 2013 Purchase Plan

The essential features of our 2013 Purchase Plan are outlined below. The following description is not complete and is qualified by reference to the full text of our 2013 Purchase Plan, which is appended to this Information Statement as Exhibit C.

Purpose

On April 12, 2013, our board of directors adopted our 2013 Purchase Plan, subject to stockholder approval of our 2013 Purchase Plan. The rights to purchase our common stock under our 2013 Purchase Plan are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.

Share Reserve

Subject to the provisions of our 2013 Purchase Plan relating to capitalization adjustments, the shares of common stock that may be sold pursuant to purchase rights may not exceed in the aggregate 252,246 shares of common stock, plus the number of shares of common stock that are automatically added on January 1 of each year, commencing on January 1, 2014 and ending on (and including) January 1, 2023, in an amount equal to the lesser of (i) 1% of the total number of shares of capital stock outstanding on December 31, of the preceding calendar year, and (ii) 1,000,000 shares of common stock. Our board of directors, however, may act prior to the first day of any calendar year to provide that there will be no January 1 increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year will be a lesser number of shares of common stock than would otherwise occur under this provision. If any purchase right granted under our 2013 Purchase Plan will for any reason terminate without having been exercised, the shares of common stock not purchased under such purchase right will again become available for issuance under our 2013 Purchase Plan.

Administration

Our board of directors will administer our 2013 Purchase Plan and may delegate its authority to administer our 2013 Purchase Plan to a committee or committees. Our board of directors or such committee is referred to in this Information Statement as the “plan administrator.” Subject to the terms of our 2013 Purchase Plan, the plan administrator determines how and when purchase rights will be granted and the provisions of each offering, designates which of our parents or subsidiaries, i.e., related companies, will be eligible to participate in our 2013 Purchase Plan, construe and interpret the provisions of our 2013 Purchase Plan and purchase rights and suspend, terminate or amend our 2013 Purchase Plan as provided in our 2013 Purchase Plan. Our 2013 Purchase Plan will be implemented through a series of offerings, consisting of one or more purchase periods of such duration as determined by the plan administrator to eligible employees, provided that in no event may an offering period exceed six months. Each offering will be in such form and will contain such terms and conditions as the plan administrator deems appropriate, and will comply with the requirement under the Code that all employees granted purchase rights will have the same rights and privileges. The provisions of separate offerings need not be identical. When an eligible employee elects to join an offering, he or she will be granted a purchase right to acquire shares of common stock on each purchase date within the offering. On the purchase date, all payroll deductions collected from the participant are automatically applied to the purchase of common stock, subject to certain limitations.

Payroll Deductions

Generally, all regular employees, including executive officers, employed by us or by any related company designated by the board of directors are eligible to participate in the plan and may contribute, normally through payroll deductions, up to 15% of their earnings (as defined by the plan administrator in each offering) for the purchase of common stock under the 2013 Purchase Plan. Amounts deducted and accumulated for a participant are used to purchase shares of our common stock on the purchase dates established by the plan administrator. All payroll deductions made for a participant are credited to his or her account under our 2013 Purchase Plan and deposited with our general funds. If specifically provided in the offering, in addition to making contributions by payroll deductions, a participant may make contributions through the payment by cash or check prior to the purchase date. Our 2013 Purchase Plan permits common stock to be purchased at a price per share no less than the lesser of (i) 85% of the fair market value of a share of our common stock on the offering date, or (ii) 85% of the fair market value of a share of our common stock on the applicable purchase date.

Purchase of Stock

An eligible employee must sign and return an enrollment form in order to participate in our 2013 Purchase Plan. In connection with offerings made under our 2013 Purchase Plan, the plan administrator may specify a maximum number of shares of common stock a participant may purchase and the maximum aggregate number of shares of common stock that may be purchased by all participants in such offering. In addition, in connection with each offering that contains more than one purchase date, the plan administrator may specify a maximum aggregate number of shares of common stock that may be purchased by all participants on any purchase date under the offering. If the aggregate number of shares to be purchased upon exercise of outstanding purchase rights in the offering would exceed the maximum aggregate number of shares of common stock available, the plan administrator will make a pro rata allocation of available shares in a uniform and equitable manner. Unless the employee’s participation is discontinued, his or her right to purchase shares is exercised automatically at the next purchase date at the applicable price.

Withdrawal

During an offering, a participant may cease making contributions and withdraw from the offering by delivering a withdrawal form and terminating his or her payroll deductions in such form as we may require. Such withdrawal may occur at any time prior to the end of an offering except as otherwise provided by the plan administrator. We may impose a deadline before a purchase date for withdrawing. Upon such withdrawal, we will distribute accumulated but unused payroll deductions without interest to the employee, and such employee’s right to participate in that offering will terminate. However, an employee’s withdrawal from an offering does not generally affect such employee’s eligibility to participate in subsequent offerings under our 2013 Purchase Plan, but the employee will be required to deliver a new enrollment form to participate in subsequent offerings.

Reset Feature

The plan administrator has the authority to provide that if the fair market value of the shares of our common stock on the first trading day of a new purchase period within a particular offering is less than the fair market value of the shares of common stock on the start date of that offering, then the offering will terminate immediately as of that first trading day and participants in the terminated offering will be automatically enrolled in the new offering beginning on the first trading day of such new purchase period.

Limitations

Purchase rights may be granted only to eligible employees of us or a related company. An employee will not be eligible to be granted purchase rights unless, on the offering date, the employee has been in the employ of us or a related company for such continuous period preceding the offering date as the plan administrator may require, but in no event will the required period of continuous employment be equal to or greater than two years. The plan administrator may limit participation in our 2013 Purchase Plan to those persons who are customarily employed more than 20 hours per week and five months per calendar year by us or a related company on the offering date or such other criteria as the plan administrator may determine consistent with the Code. In addition, the plan administrator may provide in any offering that certain of our employees who are “highly compensated” as defined in the Code are not eligible to participate in our 2013 Purchase Plan. The plan administrator may also provide that each person who, during the course of an offering, first becomes an eligible employee will, on a date or dates specified in the offering, receive a purchase right under that offering at a price equal to the market price of our common stock at that time, which purchase right will be deemed to be a part of that offering, and such purchase right will generally have the same characteristics as any purchase rights originally granted under that offering. No employee is eligible to participate in our 2013 Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of our stock or of any related company (including any stock which such employee may purchase under all outstanding purchase rights and stock options). In addition, no employee may purchase more than $25,000 worth of our common stock (valued at the time each purchase right is granted) for each calendar year during which those purchase rights are outstanding.

Termination of Employment

Purchase rights granted pursuant to any offering under our 2013 Purchase Plan terminate upon cessation of employment for any reason or for no reason, and we will refund all accumulated payroll deductions to the terminated employee without interest.

Restrictions on Transfer

A participant may not transfer rights granted under our 2013 Purchase Plan other than by will, the laws of descent and distribution, or by a beneficiary designation as provided in our 2013 Purchase Plan. During a participant’s lifetime, purchase rights will be exercisable only by such participant.

Changes to Capital Structure

In the event that there is any change to the outstanding common stock (whether by reason of merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction (as that term is defined in our 2013 Purchase Plan) not involving the receipt of consideration by us), appropriate adjustments will be made to (a) the class and maximum number of securities subject to our 2013 Purchase Plan, (b) the class and maximum number of securities by which the share reserve is to increase automatically each year, (c) the class and number of securities, and the purchase price applicable to outstanding offerings and purchase rights, and (d) the class and number of securities that are the subject of the purchase limits under each ongoing offering.

Corporate Transactions

In the event of certain significant corporate transactions, any surviving or acquiring corporation may assume, continue or substitute similar purchase rights for those outstanding under our 2013 Purchase Plan. If the surviving or acquiring corporation does not assume or continue such rights or substitute similar rights, then the participants’ accumulated payroll deductions will be used to purchase shares of common stock within ten business days prior to the corporate transaction under any ongoing offerings, and such purchase rights will terminate immediately thereafter.

Termination and Amendment

The plan administrator may amend, suspend or terminate our 2013 Purchase Plan at any time. Any amendment of our 2013 Purchase Plan must be approved by our stockholders to the extent shareholder approval is necessary for our 2013 Purchase Plan to satisfy Sections 423 of the Code or other applicable laws and regulations, including any amendment that either (i) materially increases the number of shares of common stock available for issuance under our 2013 Purchase Plan, (ii) materially expands the class of individuals eligible to become participants, (iii) materially increases the benefits accruing to participants or materially reduces the price at which shares of common stock may be purchased under our 2013 Purchase Plan (iv) materially extends the term of our 2013 Purchase Plan or (v) expands the types of awards available for issuance under our 2013 Purchase Plan, but in each case only to the extent stockholder approval is required by applicable law or listing requirements. Purchase rights granted before amendment, suspension or termination of our 2013 Purchase Plan generally may not be altered or impaired by any amendment, suspension or termination of the 2013 Purchase Plan without the consent of the person to whom such purchase rights were granted. No purchase rights may be granted under our 2013 Purchase Plan while the 2013 Purchase Plan is suspended or after it is terminated.

Federal Income Tax Information

Rights granted under our 2013 Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

A participant will be taxed on amounts withheld for the purchase of shares of common stock as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

If the stock is disposed of more than two years after the beginning of the offering period and more than one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. At present, such capital gains generally are subject to lower tax rates than ordinary income.

If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

There are no federal income tax consequences to us by reason of the grant or exercise of rights under our 2013 Purchase Plan. We are entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation we paid during 2012 and 2011 for services rendered in all capacities to our Chief Executive Officer, the President and Head of Research, the Vice President and Chief Financial Officer (our chief financial officer and chief accounting officer) and our former Head of Finance (the “named executive officers”).

Executive Officer Name and Principal Position	Year	Salary	Bonus (2)	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Scott T. Jackson, Chief Executive Officer	2012 2011	$310,000 310,000	— —	— —	— —	— —	— —	$310,000 310,000

Lawrence Mayer, Ph.D, President and Head of Research	2012 2011	304,480 307,601	— —	— —	— —	— —	— —	304,480 307,601

Fred M. Powell (1) Chief Financial Officer	2012	11,154	—	—	—	—	—	11,154

David Wood, Head of Finance	2012 2011	244,740 247,253	— —	— —	— —	— —	— —	244,740 247,253

(1)	Mr. Powell was hired as our Vice President and Chief Financial Officer in December 2012.
(2)	To date, our board of directors has made no determination as to bonuses, if any, with respect to the year ended December 31, 2012.

Outstanding Equity Awards at Fiscal Year-End 2012

The following table summarizes the outstanding equity awards the named executive officers held at December 31, 2012:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)	Option Exercise Price($)	Option Expiration Date
Scott T. Jackson	38,135	—	—	$3.37	12/4/2017
	215,473	—	—	2.44	3/5/2019
Lawrence Mayer	2,401	—	—	2.81	12/12/2013
	8,001	—	—	2.81	12/30/2014
	62,829	—	—	2.25	5/24/2015
	48,002	—	—	2.25	3/22/2016
	28,217	—	—	3.37	7/10/2017
David Wood	4,001	—	—	2.81	4/21/2013
	1,334	—	—	2.81	12/12/2013
	7,201	—	—	2.81	12/30/2014
	19,734	—	—	2.25	5/24/2015
	16,001	—	—	2.25	3/22/2016
	9,269	—	—	3.37	7/10/2017

The table above reflects the reverse stock split effected by us on August 28, 2012. None of the named executive officers exercised stock options during 2012.

The following section discusses the current executive compensation with respect to our executive officers.

Chief Executive Officer

We entered into an employment letter agreement with Scott T. Jackson on October 1, 2007. The agreement letter was amended July 9, 2008 coincident with Mr. Jackson assuming the position of our Chief Executive Officer. Mr. Jackson’s employment agreement will continue until terminated by him or by us. Mr. Jackson will serve as our Chief Executive Officer.

Base Salary, Bonus, Benefits: Mr. Jackson will receive an annual base salary of $310,000. In addition, Mr. Jackson will be eligible to earn an annual cash performance bonus, based upon achievement of annual performance goals and objectives set by our board of directors each year, with a target bonus of 30% of his base salary and a special bonus of up to 15% of base salary, based on the achievement of clear and specific “stretch” performance goals, which shall be separate and distinct from the annual goals. In addition, Mr. Jackson is entitled to participate in any employee benefit plans that we may from time to time have in effect for our employees. We will reimburse Mr. Jackson for reasonable business expenses incurred in the discharge of duties in accordance with our general practices and policies and subject to our annual expense budget.

Stock Options: Pursuant to the terms of the employment agreement, Mr. Jackson was granted the option to purchase any part or all of a total of 38,135 shares of common stock at $3.37 per share under the Celator Amended and Restated 2005 Equity Incentive Plan (“2005 Equity Plan”), all of which have vested. Pursuant to the July 9, 2008 amendment to the agreement letter, Mr. Jackson was granted the option to purchase any part or all of a total of an additional 215,473 shares of common stock under the 2005 Equity Plan at an exercise price of $2.44 per share.

Termination: Mr. Jackson may resign from us at any time, with 30 business days notice. We may terminate Mr. Jackson’s employment at any time, without cause as defined in the agreement, by giving Mr. Jackson ten business days written notice of termination. However, we may pay Mr. Jackson his base salary for the period of notice in lieu of providing such notice.

Pursuant to his employment agreement, if we terminate Mr. Jackson’s employment without cause, we will pay Mr. Jackson (A) as a lump sum on the last day of employment, the portion of base salary that has been earned through the last day and is then payable, but has not yet been paid and (B) an additional six months of pay, at the current monthly salary rate as severance, subject to all applicable tax deductions and withholdings; provided, however, that this severance shall not be paid or owed unless a legally binding general release is signed and delivered to us of all claims against us, our officers, directors, representatives, employees, stockholders and any other persons or entities that may be claimed to be liable as a result of or arising from the employment relationship or otherwise.

Termination for Cause: If we terminate Mr. Jackson’s employment for cause, as defined in the agreement, or by voluntary resignation, Mr. Jackson will receive only the portion of his base salary that has been earned and is then payable, but has not yet been paid. Such sum, if any, shall be paid in a lump sum on the last day of employment.

The treatment of any vested or unvested stock options is subject to rules as described in the 2005 Equity Plan.

Restrictive Covenants: During his employment and for one year following the termination of his employment for any reason, Mr. Jackson is prohibited from engaging in any business that develops fixed ratio combination chemotherapies within the geographic area in which we do business, which is deemed to be worldwide, and he is subject to a non-disparagement clause. He is also subject to certain covenants related to confidential information, trade secrets, return of property and invention assignment.

President and Head of Research

We entered into an employment and key person agreement letter with Lawrence D. Mayer on December 19, 2002. Dr. Mayer’s employment agreement will continue until terminated by him or by us.

Base Salary, Bonus, Benefits: Dr. Mayer will receive an annual base salary of $304,480. In addition, Dr. Mayer will be eligible to earn an annual cash performance bonus, based upon achievement of annual performance goals and objectives set by our board of directors each year, with a target bonus of 20% of his base salary. In addition, Dr. Mayer is entitled to participate in any employee benefit plans that we may from time to time have in effect for our employees. We will reimburse Dr. Mayer for reasonable business expenses incurred in the discharge of duties in accordance with our general practices and policies and subject to our annual expense budget.

Stock Options: During the period of his employment, Dr. Mayer was granted the option to purchase any part or all of a total of: 110,831 shares at an exercise price of $2.25 per share, 36,119 shares at an exercise price of $2.81 per share and 28,217 shares at an exercise price of $3.37 per share.

Termination: Dr. Mayer may resign from us at any time, with three months notice. We may terminate Dr. Mayer’s employment at any time, without cause as defined in the agreement, by giving Dr. Mayer notice and pay equal to twelve months base salary and benefits in monthly installments and any accrued and unpaid bonuses.

Termination for Cause: If we terminate Dr. Mayer’s s employment for cause Dr. Mayer will receive only his portion of the base salary that has been earned and is then payable, but has not yet been paid.

The treatment of any vested or unvested stock options is subject to rules as described in the 2005 Equity Plan.

Restrictive Covenant: During his employment and for one year following the termination of his employment for any reason, Dr. Mayer is prohibited from engaging in any business that competes with us, and is also subject to certain covenants related to confidential information, trade secrets, return of property, and invention assignment.

Vice President and Chief Financial Officer

We entered into an employment letter with Fred M. Powell dated December 17, 2012. Mr. Powell’s employment letter will continue until terminated by him or by us. He is employed as our Vice President and Chief Financial Officer.

Base Salary, Bonus, Benefits: Mr. Powell will receive an annual base salary of $290,000, which may be increased at the discretion of our board of directors at the time of our annual salary review. Mr. Powell will have the opportunity to earn an annual bonus for each of our fiscal years after 2012 that ends during the employment period, with a target bonus of 35% of his base salary subject to the decision of our board of directors, our performance and the achievement of individual performance goals.

Stock Options: Mr. Powell is eligible to participate in the 2005 Equity Plan and receive stock options upon determination by our board of directors.

Termination: Mr. Powell may resign from us at any time, with 20 business days notice. We may terminate Mr. Powell’s employment at any time, without cause as defined in the agreement, by giving Mr. Powell ten business days written notice of termination. However, we may pay Mr. Powell his base salary for the period of notice in lieu of providing such notice.

Pursuant to his employment agreement, if we terminate Mr. Powell’s employment without cause, we will pay Mr. Powell (A) as a lump sum on the last day of employment, the portion of base salary that has been earned through the last day and is then payable, but has not yet been paid and (B) an additional four and one-half months of pay, at the then current monthly salary rate as severance, subject to all applicable tax deductions and withholdings; provided, however, that this severance shall not be paid or owed unless a legally binding general release is signed and delivered to us of all claims against us, our officers, directors, representatives, employees, stockholders and any other persons or entities that may be claimed to be liable as a result of or arising from the employment relationship or otherwise.

If we terminate Mr. Powell’s employment for cause, as defined in the agreement, or by voluntary resignation, Mr. Powell will receive only the portion of his base salary that has been earned and is then payable, but has not yet been paid. Such sum, if any, shall be paid in a lump sum on the last day of employment.

The treatment of any vested or unvested stock options upon termination is subject to rules as described in the 2005 Equity Plan.

Restrictive Covenants: During his employment and for one year following the termination of his employment for any reason, Mr. Powell is prohibited from engaging in any business that develops fixed ratio combination cancer therapies or nanoparticle therapies within the geographic area in which we do business, which is deemed to be worldwide, and he is subject to a non-disparagement clause. He is also subject to certain covenants related to confidential information, trade secrets, return of property and invention assignment.

Head of Finance and Corporate Development

In December 2012, we notified David Wood that his employment would terminate effective March 31, 2013. We will pay Mr. Wood all salary and vacation pay owing through the termination date and a severance payment equal to nine months’ base salary as of the termination date, totaling approximately $184,000, payable in equal bi-weekly installments over a nine-month period commencing the day after the termination date. If any bonus is awarded to Mr. Wood for 2012, it will be paid in the normal course of business at the time 2012 bonuses are paid to our other employees. In consideration for the severance payment, Mr. Wood has agreed to release us and our affiliates from all claims and demands arising out of his employment and cessation of his employment with us. Mr. Wood has also confirmed his continuing confidentiality obligations.

Director Compensation

Our board of directors have determined not to pay any meeting fees in 2012. Our chairman of our board of directors is paid a retainer of $4,167 per month ($50,000 per year). The following table sets forth a summary of the compensation we paid to our non-officer directors during 2012:

Name	Fees Earned or paid in cash	Total
Joseph A. Mollica, PH.D.	$50,000	$50,000
Kenneth Galbraith	$—	$—
Richard S. Kollender	$—	$—
Nicole Vitullo	$—	$—
Alex Zisson	$—	$—

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table lists the beneficial ownership of our common stock as of December 31, 2012 by each of our executive officers and directors, all executive officers and directors as a group and each person known to us to beneficially own more than 5% of the outstanding shares of our common stock.

Name of director, executive officer, group or 5% beneficial owner(1)	Shares of Common Stock Beneficially Owned(2)	Ownership Percentage(2)
Scott T. Jackson	253,608	1.8%
Lawrence Mayer, Ph.D.	168,609	1.2
David Wood	57,540		*
Joseph A. Mollica, Ph.D.	26,667		*
Kenneth Galbraith	—		*
Richard S. Kollender	—		*
Nicole Vitullo	—		*
Alex Zisson	—		*
All executive officers and directors as a group (8 persons)	506,425	3.6

5% beneficial owners:
Domain Partners VI, L.P. and DP VI Associates, L.P. Domain Associates, L.L.C. (3) One Palmer Square, Suite 515 Princeton, NJ 08542	2,290,561	16.7
Thomas, McNerney & Partners II, L.P., TMP Nominee II, LLC and TMP Associates II, L.P. (4) One Stamford Plaza, Suite 1600 263 Tresser Boulevard Stamford, CT 06901	2,243,270	16.3

Name of director, executive officer, group or 5% beneficial owner(1)	Shares of Common Stock Beneficially Owned(2)	Ownership Percentage(2)
Ventures West 7 Limited Partnership and Ventures West 7 Limited Partnership (5) Suite 400 999 West Hastings Street Vancouver, BC Canada V6C 2W2	2,031,075	14.8
Quaker BioVentures L.P. Garden State Life Sciences Venture Fund, L.P. (6) Cira Centre 2929 Arch Street Philadelphia, PA 19104	1,803,739	13.2
TL Ventures V L.P. and TL Ventures V Interfund L.P. (7) Building 700 435 Devon Park Drive Wayne, PA 19087	1,573,608	11.5
Working Opportunity Fund (EVCC) Ltd. (8) 2600-1055 West Georgia Street Vancouver, BC Canada V6E 3R5	1,527,997	11.2
BDC Capital Inc. (9) c/o Go Capital 380 rue St-Antoine Suite 2000 Montréal Quebec Canada H2Y 3X7	1,053,364	7.7

*	Less than 1%.
(1)	With respect to directors, individual percentages do not include ownership by the fund with which the director is affiliated.
(2)	Ownership percentage includes the following shares the person has the right to acquire upon exercise of warrants, options or other convertible securities that the person has the right to exercise within 60 days: Mr. Mollica, 26,667; Mr. Jackson, 253,608 shares; Mr. Mayer, 149,450 shares; and Mr. Wood, 57,540 shares. None of the shares beneficially owned by our directors or executive officers are pledged as security for a loan.
(3)

With regard to the shares beneficially owned by Domain Partners VI, L.P. and DP VI Associates, L.P., the managing members of One Palmer Square Associates VI, L.L.C., the general partner of Domain Partners VI, L.P. and DP VI Associates, L.P., share voting and investment power with respect to these shares. With regard to the shares beneficially owned by Domain Associates, L.L.C., the managing members of Domain Associates, L.L.C. share voting and investment power with respect to these shares. Nicole Vitullo, one of our director, is a managing member of Domain Associates, L.L.C. and a managing member of One Palmer Square Associates VI, L.L.C. She disclaims beneficial ownership of these shares except to the extent of her pecuniary interest therein.
(4)	Alex Zisson, as a manager of the general partner, has sole voting and dispositive power over these shares.
(5)	The persons who share voting and investment power are Howard Riback and Kenneth Galbraith, officers of Ventures West 7 Management Ltd. (the general partner of Ventures West 7 Limited Partnership) and Ventures West 7 Management (International) Inc. (the manager of Ventures West 7 U.S. Limited Partnership).
(6)	Includes (i) 1,237,840 shares of common stock, and (ii) 16,391 shares of common stock issuable upon the exercise of a warrant, over which Quaker BioVentures, L.P. shares voting and investment control with Quaker BioVentures Capital, L.P. (its general partner) and Quaker BioVentures Capital, LLC (its general partner’s general partner). Also includes (i) 530,432 shares of common stock, and (ii) 19,076 shares of common stock issuable upon the exercise of a warrant, over which Garden State Life Sciences Venture Fund, L.P. shares voting and investment control with Quaker BioVentures Capital, L.P. (its general partner) and Quaker BioVentures Capital, LLC (its general partner’s general partner). Richard Kollender, Ira Lubert, Adele Oliva and P. Sherrill Neff are members of the investment committee of Quaker Partners that controls the voting and disposition of these shares.
(7)	TL Ventures V L.P. and TL Ventures V lnterfund L.P. are required by their respective partnership to invest and divest in their investments in parallel. TL Ventures V LLC is the general partner of TL Ventures V Management L.P., the general partner of TL Ventures V L.P. and the general partner of TL Ventures V lnterfund L.P. TL Ventures V LLC’s members are Robert E. Keith, Jr. and Mark J. DeNino who may be deemed to have shared voting and dispositive power over the shares held by both TL Ventures V L.P. and TL Ventures V lnterfund L.P. TL Ventures V LLC disclaims beneficial ownership of all shares except to the extent of any indirect pecuniary interest therein.
(8)	Voting and dispositive control of these shares is held by Working Opportunity Fund Ltd.’s manager, Growth Works Capital Ltd., a Canadian corporation.
(9)	Voting and investment power of the shares held by the BDC Capital Inc. rests with the Venture Capital Committee, a credit committee of BDC’s venture capital group. BDC Capital Inc. is a wholly owned subsidiary of the Business Development Bank of Canada which itself is wholly owned by the Government of Canada.

ADDITIONAL INFORMATION

We are subject to the information of the Exchange Act and, in accordance with the requirements of the Exchange Act, file reports and other information with the Securities and Exchange Commission (the “SEC”). Copies of these reports and other information may be viewed at the SEC’s website at www.sec.gov.

DISTRIBUTION OF INFORMATION STATEMENT

The cost of distributing this Information Statement has been borne by us. The distribution will be made by mail.

By Order of the Board of Directors

Scott T. Jackson
Chief Executive Officer

April , 2013